UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): April 6, 2009

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-079-0350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY, 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 6, 2009, Bristol-Myers Squibb Company (the “Company”) issued a press release announcing an agreement with Otsuka Pharmaceutical Co., Ltd. (“Otsuka”) to extend the U.S. portion of the companies’ long-standing agreement for the development and commercialization of ABILIFY® (aripiprazole) from the currently scheduled end date of November 2012 until the expected loss of exclusivity in April 2015. In addition, the Company announced that it and Otsuka have established an oncology collaboration for two Bristol-Myers Squibb products, SPRYCEL® (dasatinib) and IXEMPRA® (ixabepilone). The Company also announced that it is confirming its previously disclosed full year 2009 earnings per share (“EPS”) guidance on a GAAP basis, 2009 EPS guidance on a non-GAAP basis, and non-GAAP EPS compounded annual growth rate guidance from 2007 through 2010, subject to certain assumptions, and that it expects a minimum $0.30 EPS accretion in 2013 and 2014 from this agreement. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference. Also furnished and incorporated by reference as Exhibit 99.2 is certain supplemental information posted on the Company’s website at www.bms.com.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of Bristol-Myers Squibb Company dated April 6, 2009

99.2.	Certain supplemental information posted on Bristol-Myers Squibb Company’s website at www.bms.com not included in the press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: April 6, 2009	By:	/s/ Sandra Leung
	Name:	Sandra Leung
	Title:	Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Bristol-Myers Squibb Company dated April 6, 2009

99.2	Certain supplemental information posted on Bristol-Myers Squibb Company’s website at www.bms.com not included in the press release